(WISCONSIN PUBLIC SERVICE CORPORATION LETTERHEAD)

                     STATISTICAL ANALYSIS AND COMMENTS
                              YEARS 1989-1994
                  FOR ANALYSTS AND PROFESSIONAL INVESTORS







                             TABLE OF CONTENTS
                             -----------------



Section                                                                  Page
- -------                                                                  ----
Electric Sales                                                             1
Electric Revenues                                                          1
KWH Sales Growth                                                           1
Revenue Per KWH                                                            2
Electric Customers - Residential Use                                       2
Electric Heating Customers - Residential Use                               2
Degree Days                                                                3
Gas Sales                                                                  3
Gas Revenues                                                               3
Therm Sales Growth                                                         4
Revenue Per Therm                                                          4
Gas Customers - Residential Use                                            4
Generating Capability - Peak Load                                          5
Generation Mix                                                             6
Fuel Cost                                                                  6
Construction - Internal Generation                                         6
Rate of Return Analysis                                                    7
Rate Filings                                                               7
Financing                                                                  8
Capitalization Ratios                                                      8
Quality Factors                                                            8
Operating Ratios                                                           9




                              Patrick D. Schrickel
                                 (414) 433-1036

                                 Ralph G. Baeten
                                 (414) 433-1449

                                 April 1, 1995

                                  ELECTRIC SALES


                     1994                1993              1992              1991             1990               1989
                -------------      -------------      -------------     -------------   -------------      -------------
                  KWH                KWH               KWH                KWH             KWH                KWH
                 (MM)      %        (MM)      %       (MM)       %       (MM)     %      (MM)       %       (MM)      %
                -----     ---      -----     ---      -----     ---     -----   ---     -----     ---      -----     ---
Residential     2 406      23      2 349      23      2 269      23     2 320    24     2 184      24      2 136      24
Com'l & Ind
  (Excl Paper)  4 213      40      3 979      39      3 767      39     3 644    38     3 514      38      3 376      38
Paper           1 811      17      1 762      18      1 633      17     1 599    17     1 588      17      1 534      17
Miscellaneous      34       -         33       -         33       -        35     -        38       -         41       -
Sales for Resale
  Requirements  1 360      13      1 397      14      1 462      15     1 493    16     1 768      19      1 789      20
  Opportunity     728       7        631       6        583       6       477     5       196       2         81       1
                -----     ---      -----     ---      -----     ---     -----   ---     -----     ---      -----     ---
  Total        10 552     100     10 151     100      9 747     100     9 568   100     9 288     100      8 957     100



                                 ELECTRIC REVENUES


                      1994               1993              1992             1991             1990            1989
                 ------------      -------------      --------------    ------------    ------------     -------------
                 $ MM      %       $ MM        %      $ MM       %       $ MM    %       $ MM     %       $ MM     %
                -----     ---      -----     ---      -----     ---     -----   ---     -----    ---     -----    ---
Residential     163.4      34      165.6      34      156.7      33     158.0    34     145.1     32     146.5     33
Com'l & Ind
  (Excl Paper)  199.4      41      203.6      41      194.3      41     188.2    40     177.5     40     173.6     39
Paper            56.0      12       61.0      12       57.0      12      57.2    12      56.7     13      55.3     13
Miscellaneous     6.0       1        5.8       1        7.8       2       5.4     1       5.5      1       4.6      1
Sales for Resale
  Requirements   41.0       9       45.0       9       49.8      10      51.3    11      58.5     13      61.0     14
  Opportunity    15.0       3       12.3       3       12.0       2      11.2     2       5.6      1       1.9      -

  Total         480.8     100      493.3     100      477.6     100     471.3   100     448.9    100     442.9    100



                                 KWH SALES GROWTH


                   1994       1993       1992      1991       1990       1989
                   ----       ----       ----      ----       ----       ----
Residential (%)     2.4        3.5       (2.2)      6.2        2.2        (.1)
Com'l & Ind
  (Excl Paper)      5.9        5.6        3.4       3.7        4.1        2.8
Paper               2.8        7.9        2.1        .7        3.5        1.5
Miscellaneous       3.0        -         (5.7)     (7.9)      (7.3)      (8.9)
Sales for Resale
  Requirements     (2.6)      (4.4)      (2.1)    (15.6)      (1.2)       3.5
  Opportunity      15.4        8.2       22.2     143.4      142.0      (30.8)
                   ----       ----       ----     -----      -----      -----
  Total (%)         4.0        4.1        1.9       3.0        3.7        1.3



                                  REVENUE PER KWH


                   1994       1993       1992      1991       1990       1989
                   ----       ----       ----      ----       ----       ----
Residential (c)    6.79       7.05       6.91       6.81      6.65       6.86
Com'l & Ind
  (Excl Paper)     4.73       5.12       5.16       5.16      5.05       5.14
Paper              3.09       3.46       3.49       3.58      3.57       3.60
Miscellaneous     17.65      17.58      23.64      15.43     14.47      11.22
Sales for Resale
  Requirements     3.01       3.22       3.41       3.44      3.31       3.41
  Opportunity      2.06       1.95       2.06       2.35      2.86       2.35

  Total (c)        4.56       4.86       4.90       4.93      4.83       4.94





                       ELECTRIC CUSTOMERS - RESIDENTIAL USE


                   1994       1993       1992      1991       1990       1989
                   ----       ----       ----      ----       ----       ----
Total Elec Cus  353 893    346 950    340 141    333 208    328 159    322 582
  % Chg             2.0        2.0        2.1        1.5        1.7        1.5
Av Res Use (KWH)  7 688      7 649      7 538      7 845      7 495      7 450
  % Chg              .5        1.5       (3.9)       4.7         .6       (2.2)
Av Res Bill ($)  521.97     539.10     520.51     534.32     498.08     510.95
  % Chg            (3.2)       3.6       (2.6)       7.3       (2.5)       (.4)







                   ELECTRIC HEATING CUSTOMERS - RESIDENTIAL USE

                             1994        1993      1992        1991      1990      1989
                             ----        ----      ----        ----      ----      ----
Total Elec Htg Cust         26 838     26 647     26 509      26 219    25 930    25 459
  % Chg                         .7         .5        1.1         1.1       1.9       1.5
Av Res Htg Use (KWH)        11 263     11 323     11 088      11 413    10 680    11 215
  % Chg                        (.5)       2.1       (2.8)        6.9      (4.8)      (.7)
  Av Res Htg Bill ($)       723.46     758.17     734.94      750.42    692.08    758.36
  % Chg                       (4.6)       3.2       (2.1)       8.4       (8.7)       .7


                                    DEGREE DAYS

                  1994       1993       1992      1991       1990       1989
                  ----       ----       ----      ----       ----       ----
Heating Degree
  Days           7 578      7 916      7 670      7 544      7 171      8 358
Normal Heating
  Degree Days*   7 935      7 901      7 970      7 972      8 139      8 139
Cooling Degree
  Days             519        432        213        686        452        429
Normal Cooling
  Degree Days**    485        501        492        501        505        377

*  1991 and subsequent years computed using 20-year period.  Prior years computed using
   30-year period.

** 1990 and subsequent years computed using 20-year period.  Prior years computed using
   30-year period.

COMMENT:  Determined on calendar period basis.



                                     GAS SALES

                   1994       1993       1992       1991      1990       1989
                 -------     ------   --------   -------    --------   --------
                  Therms     Therms   Therms     Therms     Therms     Therms
                 (MM)  %     (MM) %    (MM)  %    (MM) %     (MM)  %    (MM) %
                 ---- ---    --- ---  ----  ---  ---- ---   ---- ---   ---- ---
Residential       187  53    192  55    183  59   184  58    169  58    192  58
Com'l & Ind       129  37    133  38    119  38   119  38    111  38    128  39
Interruptible      26   7     17   5      7   2     6   2      5   2      4   1
Miscellaneous      10   3      6   2      4   1     5   2      6   2      8   2
                  --- ---    --- ---    --- ---   --- ---    --- ---    --- ---
  Total Sales
    Volumes       352 100    348 100    313 100   314 100    291 100    332 100

Volumes of Gas
  Transportation  234        221        232       229        215        210
                  ---        ---        ---       ---        ---        ---
  Total           586        569        545       543        506        542



                                   GAS REVENUES

                      1994           1993          1992          1991           1990          1989
                  -----------    -----------   ----------    ------------    ----------   -----------
                  $ MM     %     $ MM     %    $ MM     %    $ MM      %     $ MM    %    $ MM     %
                  -----   ---    -----   ---   -----   ---   -----    ---    ----   ---   -----   ---
Residential       104.0    57    110.5    59    93.2    59    94.3     62    84.0    60    98.2    69
Com'l & Ind        56.4    31     61.5    33    46.9    30    47.7     31    43.6    31    53.2    37
Interruptible       7.3     4      5.9     3     2.6     2     2.2      1     2.0     2     1.8     1
Miscellaneous       8.3     5      3.0     2     5.5     3     (.4)     -     1.9     1   (20.1)* (14)
Gas
  Transportation    6.1     3      6.5     3     9.0     6     8.4      6     8.5     6     9.8     7
                  -----   ---    -----   ---   -----   ---   -----    ---   -----   ---   -----   ---
  Total           182.1   100    187.4   100   157.2   100   152.2    100   140.0   100   142.9   100

* Reflects $21.1 million refund from company's major natural gas supplier.


                                THERM SALES GROWTH


                   1994       1993       1992      1991       1990       1989
                   ----       ----       ----      ----       ----       ----
Residential (%)    (2.6)      4.9        (.5)       8.9      (12.0)       7.9
Com'l & Ind        (3.0)     11.8          -        7.2      (13.3)       2.4
Interruptible      52.9     142.9       16.7       20.0       25.0      (20.0)

Total (%)           1.1      11.2        (.3)       7.9      (12.3)       5.7

Volume of Gas
Transportation      5.9      (4.7)       1.3        6.5        2.4       12.3





                                 REVENUE PER THERM


                   1994      1993       1992       1991       1990       1989
                   ----      ----       ----       ----       ----       ----
Residential (c)    55.6      57.6       50.9       51.3       49.7       51.1
Com'l & Ind        43.7      46.2       39.4       40.1       39.3       41.6
Interruptible      28.1      34.7       37.1       36.7       40.0       45.0

  Total (c)        51.7      53.9       50.2       48.5       48.1       43.0*


*  Reflects $21.1 million refund from company's major natural gas supplier.




                          GAS CUSTOMERS - RESIDENTIAL USE


                     1994       1993       1992      1991       1990       1989
                     ----       ----       ----      ----       ----       ----
Total Gas Cust*    196 549   189 982     184 776   180 388    176 429    172 519
  % Chg                3.5       2.8         2.4       2.2        2.3        1.9
Av Res Use (Therms)  1 069     1 128       1 099     1 133      1 065      1 230
  % Chg               (5.2)      2.6        (3.0)      6.4      (13.4)       6.1
Av Res Bill ($)     593.40    649.46      561.35    580.39     528.36     630.04
  % Chg               (8.6)     15.7        (3.3)      9.8      (16.1)       (.1)

*  Does not include transportation customers.

COMMENT:   Does not reflect $21.1 million refund from company's major natural gas supplier received in 1989 applicable to the years 1986 through 1989.



                         GENERATING CAPABILITY - PEAK LOAD


                             1994       1993       1992      1991       1990       1989
                             ----       ----       ----      ----       ----       ----
Summer Gen Cap (MW)         1 820      1 820      1 766      1 748      1 734     1 719
  % Chg                         0        3.1        1.0         .8         .9        .6

MWH Net Generation (M)        9.1        9.0        8.8        8.7        8.6       8.0
  % Steam                    77.5       77.5       76.8       77.5       77.3      77.6
  % Nuclear                  17.9       17.4       18.3       17.4       18.7      19.4
  % Hydro                     3.9        4.7        4.6        4.6        3.7       2.9
  % Other                     0.7        0.4         .3         .5         .3        .1

Summer Net Peak (MW)*       1 543      1 569      1 494      1 592      1 516     1 504
  Month                       Jun        Aug        Aug        Aug        Aug       Aug
  % Chg                       (.2)       5.0       (6.2)       5.0         .8       (.4)

Winter Net Peak (MW)*       1 418      1 490      1 422      1 409      1 404     1 471
  Month                       Feb        Jan        Jan        Dec        Jan       Dec
  % Chg                      (4.8)       4.8         .9         .4       (4.6)      8.7

Reserve at Peak (MW)**      264.9      271.4      319.0      174.2      252.5     187.1
  % Peak                     17.0      17.2       22.0       10.9       17.0       12.2

Load Factor (%)              77.0      73.3       74.0       69.4       72.6       72.2


* Net peaks were adjusted in March of 1995 to reflect a change in the calculation of peaks.

** Includes effect of contracted capacity sales and purchases with Wisconsin
   Power Pool and other utilities.


COMMENT:     Major Units    Fuel    Operational    Size     WPSC Share
             -----------    ----    -----------    ----     ----------
             Weston 3      Coal        1981     337.3 MW    337.3 MW
             Kewaunee     Nuclear      1974     525.0 MW    216.3 MW
             Columbia 1    Coal        1975     525.0 MW    167.0 MW
             Columbia 2    Coal        1978     525.0 MW    167.0 MW
             Pulliam 8     Coal        1964     139.0 MW    139.0 MW
             Edgewater 4   Coal        1969     329.0 MW    104.6 MW
             Weston 2      Coal        1960      90.0 MW     90.0 MW
             Pulliam 7     Coal        1958      89.6 MW     89.6 MW
             Weston 1      Coal        1954      66.5 MW     66.5 MW



                                  GENERATION MIX


                   1994       1993       1992       1991       1990      1989
                   ----       ----       ----       ----       ----      ----
Coal (%)             63         65         65         66         67        64
Nuclear              14         15         16         15         17        16
Hydro                 3          3          4          4          3         3
Nat Gas               *          *          *          *          *         *
Oil                   *          *          *          *          *         *
Purchases            20         17         15         15         13        17
                    ---        ---        ---        ---        ---       ---
  Total (%)         100        100        100        100        100       100

*  Less than 1%.



                                     FUEL COST

                   1994       1993       1992        1991          1990      1989
                ---------   --------   --------    ---------   ---------   ---------
                c/M    c/   c/M   c/   c/M  c/     c/M   c/     c/M   c/   c/M    c/
                BTU   KWH   BTU  KWH   BTU  KWH    BTU  KWH    BTU   KWH   BTU   KWH
                ---  ----   ---  ----  ---  ----   ---  ----   ---  ----   ---  ----
Coal            131  1.42   138  1.50  159  1.70   168  1.80   169  1.81   189  2.04
Nuclear          49  0.53    45  0.48   41   .44    52   .56    50   .54    45   .48
Nat Gas         277  3.96   341  4.55  337  4.65   318  4.29   295  4.05   310  3.83
Oil             415  3.85   396  5.72  566  6.54   504  5.85   489  5.70   420  4.79

  Total         118  1.27   122  1.33  137  1.47   148  1.59   146  1.57   162  1.74

COMMENT:  Nuclear fuel costs include an amount for disposal.



                        CONSTRUCTION - INTERNAL GENERATION


                      1994       1993       1992      1991       1990       1989
                      ----       ----       ----      ----       ----       ----
Const Exp ($MM)       78.3       72.7      102.3       64.5       66.0       71.6
Net Plant ($MM)      863.8      843.9      847.1      810.6      809.5      808.3
  % Chg                2.4        (.4)       4.5         .1         .1         .9
Int Gen ($MM)
  Depr-St Line        56.4       60.6       58.6       55.7       55.4       53.1
  Depr-Tax Savings       -          -          -          -          -        3.4
  Nucl Fuel Amort      8.6        7.6        8.1        8.5        8.7        7.4
  Retained Earnings   (7.2)      16.8       14.6       12.5        8.2        8.8
  Miscellaneous       19.9       (2.8)     (15.8)     (34.9)     (13.9)      (6.2)

  Total               77.7       82.2       65.5       41.8       58.4       66.5

% Const Exp       99.2      113.1       64.0       64.8       88.5       92.9

COMMENT: Construction includes AFUDC.  In 1990, net plant was restated to reflect a change in accounting that excludes deferred taxes from depreciation reserve.  Tax savings are no longer normalized through depreciation, also.  Miscellaneous includes changes in working capital and other operating and investing activities as defined by FASB.  In
         1994, Retained Earnings reflects special dividend to WPSR.


                                        RATE OF RETURN ANALYSIS

                             1994      1993       1992       1991       1990      1989
                             ----      ----       ----       ----       ----      ----
Electric
  Av Net Plt ($MM)           596.6     605.2      589.2     585.5      584.6      591.0
    % Chg                     (1.4)      2.7         .6        .2       (1.1)       2.6
  Av CWIP ($MM)                9.5      16.1       20.6       6.8        8.2        9.9
  Elec Op Inc ($MM)           68.3      75.7       72.8      67.3       64.4       62.1
    % Av Net Plt              11.4      12.5       12.4      11.5       11.0       10.5

Gas
  Av Net Plt ($MM)            84.5      76.2       72.0      69.8       67.4       70.5
    % Chg                     10.9       5.8        3.2       3.6       (4.4)       2.5
  Av CWIP ($MM)                1.6        .9         .5        .4         .6         .3
  Gas Op Inc ($MM)             8.0       8.0        6.4       7.8        6.4        8.2
    % Av Net Plt               9.5      10.5        8.9      11.2        9.5       11.6

% Ret Av Common Equity       11.42      13.10     13.18     13.10      12.07      12.10

COMMENT:  Net plant excludes CWIP.




                                   RATE FILINGS*

                                               Amount                      Net                  Authorized
                                              Requested     Amount     Investment    Equity     Return on
                    Filing        Date      -----------     Allowed     Rate Base    Ratio      Equity  **
Jurisdiction         Date      Effective    $MM      %        $MM          $MM         %           %
- ------------        -----      ---------    ----   ----     ------     ----------   ------      -----------
Wis Elec            Apr 94      Jan 95     (10.8) (2.5)     (10.9)        573.4      55.4          11.5
    Gas             Apr 94      Jan 95         0     0          0         100.7      55.4          11.5

Wis Elec            Apr 93      Jan 94      (1.3)  (.3)     (17.4)        582.0      55.6          11.3
    Gas             Apr 93      Jan 94       2.0   1.3        1.0          93.2      55.6          11.3

Wis Elec            Mar 92      Jan 93      13.8   3.3        8.7         577.5      54.2          12.3
    Gas             Mar 92      Jan 93       2.6   1.6        3.8          79.2      54.2          12.3

Mich Elec                       Jan 92        .4   3.9        .4           16.9      52.2          13.5

Wis Elec            Apr 91      Jan 92      10.2   2.5       5.7          571.0      53.0          12.8
    Gas             Apr 91      Jan 92       2.5   1.6         -           73.1      53.0          12.8

Mich Elec   Oct 90   Jan 91   (.4) (3.9)     (.4)    16.1      50.7    13.5

Wis Elec    Mar 90   Jan 91  10.2   2.6     10.9    545.6      51.0    13.1
    Gas     Mar 90   Jan 91   2.6   1.7      2.0     68.9      51.0    13.1

Mich Elec   Aug 89   Jan 90   (.1) (1.1)     (.1)    16.4      53.6    13.5

Wis Elec    Mar 89   Jan 90   2.4    .6     (7.3)   536.3      53.6    12.9
    Gas     Mar 89   Jan 90   4.4   2.7       .9     66.2      53.6    12.9


*  Excludes fuel clause adjustments.

** In addition, there is a return allowed on deferred ITC.


                                     FINANCING

                            1994       1993       1992      1991       1990       1989
                            ----       ----       ----      ----       ----       ----
Common Fin ($MM)            None       None       22.0       None       None       None
  Shares (MM)                  -          -         .8
  Month of Sale                -          -       June
  Gross Price                  -          -      28.25
  Bk Val (At Sale)             -          -      16.22
  Other ($MM)                  -        1.7**      4.9**     None       None      (7.5)*

Bond Fin ($MM)              None        172       59.1***    60.0       None       None
  Month of Sale                       Various    Various     Sept
  Rate (%)                            Various    Various      8.8

Preferred Fin ($MM)          None      15.0***    None       None       None       None
  Month of Sale                         June
  Rate (%)                              6.88


* During 1989, the company repurchased 311,932 shares.
**   Dividend Reinvestment and Stock Purchase Plan.
***  Refunding issues.


                               CAPITALIZATION RATIOS

                   1994       1993       1992      1991       1990       1989
                   ----       ----       ----      ----       ----       ----
Common (%)        55.0       54.3       52.6       49.0       53.4       54.9
Preferred          6.3        6.4        6.5        6.8        7.4        7.6
Long-Term Debt    38.7       39.3       40.9       44.2       39.2       37.5
                 -----      -----      -----      -----      -----      -----
  Total (%)      100.0      100.0      100.0      100.0      100.0      100.0

Short-Term (%)     2.8        2.6        2.5        1.7        5.0        5.3

COMMENT:              ESOP Loan Guarantee causes decrease in Common and increase in Long-Term Debt ratios.
                      For PSCW ratemaking, leveraged ESOP guarantees are not deducted from common equity as prescribed by GAAP.


                                  QUALITY FACTORS

                          1994       1993       1992      1991       1990       1989
                          ----       ----       ----      ----       ----       ----
Eff FIT Rate (%)          28.4       29.5       27.6       26.8       28.3       27.9
Depr Rate (%)
  Electric                3.41       3.89       3.87       3.80       3.82       3.75
  Gas                     3.37       3.81       3.81       4.13       4.12       4.73
Coverage (Times)
  Before Tax              4.19       4.49       3.99       4.00       3.74       3.85
  After Tax               3.09       3.29       3.01       3.03       2.84       2.95
  Int & Pref Div          2.77       2.93       2.71       2.70       2.53       2.60
  Bond Ind*               5.98       5.80       4.76       4.28       5.05       4.41
AFUDC as a % of Earn
  Avail for Common          .5         .8        1.9         .6        1.7        2.0


* Indenture requires two times pro forma interest coverage.  The 1994 Indenture pro forma coverage was 4.96, assuming the sale of $50MM bonds at 8.50%.

                                 OPERATING RATIOS

                           1994       1993       1992      1991       1990       1989
                           ----       ----       ----      ----       ----       ----
Electric
- --------
Operating Rev (%)         100.0      100.0      100.0      100.0      100.0      100.0

Operating Exp
  Prod Fuel                23.1       23.1       25.9       27.8       28.9       30.4
  Purch Power               8.0        6.2        6.2        7.0        6.0        7.0
  Other Prod               14.0       14.4       13.1       12.8       12.9       12.9
  Trans & Distr             6.9        6.7        6.9        6.7        6.7        6.2
  Admin, Cust & Sales      13.0       12.6       11.2       11.6       10.6        9.9
  Depr                     10.5       11.0       11.1       10.5       11.0       10.5
  Tax-Other than Inc        4.6        4.5        4.6        4.3        4.6        4.4
                          -----      -----      -----      -----      -----      -----
    Total (%)              80.1       78.5       79.0       80.7       80.7       81.3

Gas
- ---
Operating Rev (%)         100.0      100.0      100.0      100.0      100.0      100.0*

Operating Exp
  Gas Purch                69.6       71.3       70.0       67.9       69.6       68.6*
  Distr                     6.7        6.1        6.8        6.8        7.0        6.5
  Admin, Cust & Sales      12.8       12.0       12.9       12.7       11.2       10.7
  Depr                      3.2        3.3        3.7        3.9        4.3        4.7
  Tax-Other than Inc        1.4        1.7        1.6        1.9        1.8        1.9
                           ----       ----       ----       ----       ----       ----
    Total (%)              93.7       94.4       95.0       93.2       93.9       92.4

* Reflects $21.1 million refund from company's major natural gas supplier.
